Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2013.

FOR IMMEDIATE RELEASE

Media Inquiries	Investor Inquiries
Andrea Simpson	Kristina Lennox
Director, Marketing	Investor Relations Coordinator
617/684-1511	301/998-8265
asimpson@federalrealty.com	klennox@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2013 OPERATING RESULTS
First Quarter earnings release follows a Standard & Poors credit rating upgrade to A-

ROCKVILLE, Md. (May 1, 2013) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2013.

Financial Results
For first quarter 2013, Federal Realty generated funds from operations available for common shareholders (FFO) of $74.1 million, or $1.14 per diluted share compared to $66.7 million, or $1.04 per diluted share, in first quarter 2012. Net income available for common shareholders was $34.5 million and earnings per diluted share was $0.53 for first quarter 2013 versus $42.9 million and $0.67, respectively, for first quarter 2012.

FFO is a non-GAAP supplemental earnings measure defined by the National Association of Real Estate Investment Trusts which the Trust considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release.

Portfolio Results
In first quarter 2013, same-center property operating income increased 4.4% including redevelopment and expansion properties, and increased 3.2% excluding redevelopment and expansion properties, compared to first quarter 2012.

The overall portfolio was 95.1% leased as of March 31, 2013, compared to 95.3% on December 31, 2012 and 93.8% on March 31, 2012. Federal Realty's same-center portfolio was 95.1% leased on March 31, 2013, compared to 95.0% on December 31, 2012 and 94.5% on March 31, 2012.

During first quarter 2013, the Trust signed 80 leases for 266,451 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 254,282 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 12%. The average contractual rent on this comparable space for the first year of the new lease is $35.78 per square foot

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2013 OPERATING RESULTS
May 1, 2013

compared to the average contractual rent of $31.89 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 22% for first quarter 2013.

“Results for the first quarter were quite strong with all components of our business firing on all cylinders,” commented Donald C. Wood, president and chief executive officer of Federal Realty. “It's the balance in our business plan that I am so encouraged about. Strong leasing and operations of our core portfolio, key acquisitions providing new redevelopment raw material like Darien Connecticut, and great momentum and progress on the build out of our development pipeline. Taken all together, it's a formidable balance.”

Summary of Other Quarterly Activities and Recent Developments

•
April 3, 2013 - Acquired a shopping center on 9 acres directly across from the Noroton Heights train station in affluent Darien, Ct. for $47.3 million. The property is anchored by an Equinox health club, a Stop & Shop grocer and a Walgreens drug store and serves one of the most affluent commuter towns in the nation.

•	April 19, 2013 - Standard & Poor's Rating Services upgraded the Corporate Credit and Senior Unsecured ratings for Federal Realty from BBB+, Positive Outlook, to A-, Stable.

•
April 22, 2013 - Federal Realty completed an upsize of its unsecured revolving credit facility to $600 million and extended the maturity date to April 21, 2017, with a one year extension option. The pricing was also lowered to LIBOR plus 90 basis points at the Trust's current rating.

Guidance
We have increased our 2013 guidance for FFO per diluted share to a range of $4.55 to $4.59 to reflect the impact of our acquisition of Darien and the benefit to our cost of borrowing from our recent upgrade from Standard & Poor's. Our updated earnings per share guidance is $2.23 to $2.27.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.73 per share on its common shares, resulting in an indicated annual rate of $2.92 per share. The regular common dividend will be payable on July 15, 2013 to common shareholders of record on June 21, 2013.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its first quarter 2013 earnings conference call, which is scheduled for May 2, 2013, at 11 a.m. Eastern Daylight Time. To participate, please call (800) 447-0521 five to ten minutes prior to the call start time and use the passcode 34581678 required). Federal Realty will also provide an online webcast on the Company's web site,

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2013 OPERATING RESULTS
May 1, 2013

www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through June 2, 2013, by dialing (630) 652-3000 and using the passcode 34581678.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.1% leased to national, regional, and local retailers as of March 31, 2013, with no single tenant accounting for more than approximately 3.2% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 45 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2013.

Federal Realty Investment Trust
Summarized Income Statements
March 31, 2013
	Three Months Ended
	March 31,
	2013	2012
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$153,219	$140,661
Other property income	3,268	4,362
Mortgage interest income	1,265	1,266
Total revenue	157,752	146,289
Expenses
Rental expenses	29,515	26,110
Real estate taxes	17,651	16,057
General and administrative	7,057	7,004
Depreciation and amortization	40,624	36,571
Total operating expenses	94,847	85,742
Operating income	62,905	60,547
Other interest income	30	207
Interest expense	(27,405)	(28,793)
Income from real estate partnerships	312	301
Income from continuing operations	35,842	32,262
Gain on sale of real estate in real estate partnership	—	11,860
Net income	35,842	44,122
Net income attributable to noncontrolling interests	(1,254)	(1,136)
Net income attributable to the Trust	34,588	42,986
Dividends on preferred shares	(135)	(135)
Net income available for common shareholders	$34,453	$42,851

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.53	$0.48
Gain on sale of real estate	—	0.19
	$0.53	$0.67

Weighted average number of common shares, basic	64,692	63,411

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.53	$0.48
Gain on sale of real estate	—	0.19
	$0.53	$0.67

Weighted average number of common shares, diluted	64,847	63,585

Federal Realty Investment Trust
Summarized Balance Sheets
March 31, 2013
	March 31,	December 31,
	2013	2012
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $278,885 and $278,826 of consolidated variable interest entities, respectively)	$4,497,312	$4,490,960
Construction-in-progress	327,840	288,714
	4,825,152	4,779,674
Less accumulated depreciation and amortization (including $13,801 and $12,024 of consolidated variable interest entities, respectively)	(1,257,767)	(1,224,295)
Net real estate	3,567,385	3,555,379
Cash and cash equivalents	31,274	36,988
Accounts and notes receivable, net	77,154	73,861
Mortgage notes receivable, net	55,693	55,648
Investment in real estate partnership	33,131	33,169
Prepaid expenses and other assets	141,295	143,520
TOTAL ASSETS	$3,905,932	$3,898,565

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $204,681 and $205,299 of consolidated variable interest entities, respectively)	$819,665	$832,482
Notes payable	299,595	299,575
Senior notes and debentures	1,076,635	1,076,545
Accounts payable and other liabilities	282,258	284,950
Total liabilities	2,478,153	2,493,552
Redeemable noncontrolling interests	94,249	94,420
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,300,056	1,276,815
Total shareholders' equity of the Trust	1,310,053	1,286,812
Noncontrolling interests	23,477	23,781
Total shareholders' equity	1,333,530	1,310,593
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,905,932	$3,898,565

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
March 31, 2013
	Three Months Ended
	March 31,
	2013	2012
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$35,842	$44,122
Net income attributable to noncontrolling interests	(1,254)	(1,136)
Gain on sale of real estate in real estate partnership	—	(11,860)
Depreciation and amortization of real estate assets	36,562	32,415
Amortization of initial direct costs of leases	2,768	2,936
Depreciation of joint venture real estate assets	376	381
Funds from operations	74,294	66,858
Dividends on preferred shares	(135)	(135)
Income attributable to operating partnership units	227	247
Income attributable to unvested shares	(336)	(316)
FFO	$74,050	$66,654
FFO per diluted share	$1.14	$1.04
Weighted average number of common shares, diluted	65,158	63,943

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$44,416	$18,039
Tenant improvements and incentives	5,083	6,588
Total non-maintenance capital expenditures	49,499	24,627
Maintenance capital expenditures	835	3,956
Total capital expenditures	$50,334	$28,583

Dividends and Payout Ratios
Regular common dividends declared	$47,507	$44,093

Dividend payout ratio as a percentage of FFO	64%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
March 31, 2013
	March 31,
	2013	2012
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	65,239	63,909
Market price per common share	$108.04	$96.79
Common equity market capitalization	$7,048,422	$6,185,752

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	7,058,422	6,195,752

Total debt (3)	2,195,895	2,115,274

Total market capitalization	$9,254,317	$8,311,026

Total debt to market capitalization at the current market price	24%	25%

Total debt to market capitalization at constant common share price of $96.79	26%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts do not include 298,170 and 326,140 Operating Partnership Units outstanding at March 31, 2013 and 2012, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.1 million and $17.2 million at March 31, 2013 and 2012, which is the Trust's 30% share of the total mortgages payable of $57.1 million and $57.3 million at March 31, 2013 and 2012, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2013
	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
Minimum rents
Retail and commercial (1)	$110,548	$103,135
Residential (2)	7,139	6,410
Cost reimbursements	30,914	26,957
Percentage rent	2,161	1,957
Other	2,457	2,202
Total rental income	$153,219	$140,661

Notes:

1)
Minimum rents include $0.6 million for each of the three months ended March 31, 2013 and 2012 to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.8 million and $0.2 million for the three months ended March 31, 2013 and 2012, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2013
	As of March 31, 2013
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Crow Canyon	8/11/2013	5.40%	19,360
Idylwood Plaza	6/5/2014	7.50%	15,912
Leesburg Plaza	6/5/2014	7.50%	27,687
Loehmann's Plaza	6/5/2014	7.50%	35,802
Pentagon Row	6/5/2014	7.50%	51,395
Melville Mall (2)	9/1/2014	5.25%	21,333
THE AVENUE at White Marsh	1/1/2015	5.46%	55,008
Barracks Road	11/1/2015	7.95%	37,827
Hauppauge	11/1/2015	7.95%	14,260
Lawrence Park	11/1/2015	7.95%	26,812
Wildwood	11/1/2015	7.95%	23,567
Wynnewood	11/1/2015	7.95%	27,325
Brick Plaza	11/1/2015	7.42%	27,844
East Bay Bridge	3/1/2016	5.13%	62,698
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	22,795
29th Place (Shoppers' World)	1/31/2021	5.91%	5,245
Montrose Crossing	1/10/2022	4.20%	78,407
Chelsea	1/15/2031	5.36%	7,408
Subtotal			735,685
Net unamortized premium			12,293
Total mortgages payable			747,978		5.95%

Notes payable
Unsecured fixed rate
Term loan (3)	November 21, 2018	LIBOR + 1.45%	275,000
Various (4)	Various through 2027	5.28%	15,195
Unsecured variable rate
Revolving credit facility (5)	7/6/2015	LIBOR + 1.15%	—
Escondido (municipal bonds) (6)	10/1/2016	0.13%	9,400
Total notes payable			299,595		3.38%	(8)

Senior notes and debentures
Unsecured fixed rate
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,079,200
Net unamortized discount			(2,565)
Total senior notes and debentures			1,076,635		5.43%

Capital lease obligations
Various	Various through 2106	Various	71,687		8.04%
Total debt and capital lease obligations			$2,195,895

Total fixed rate debt and capital lease obligations			$2,186,495	100%	5.43%
Total variable rate debt			9,400	<1%	1.71%	(8)
Total debt and capital lease obligations			$2,195,895	100%	5.41%	(8)

	Three Months Ended
	March 31,
	2013		2012
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (9)	3.40	x	3.46	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (9)	3.40	x	3.09	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.1 million) of the $57.1 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

3)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt. The fixed rate was lowered to 3.02% based on our credit rating as of May 1, 2013.

4)	The interest rate of 5.28% represents the weighted average interest rate for nine unsecured fixed rate notes payable. These notes mature from November 15, 2014 to June 27, 2027.

5)
The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2013 was $36.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.37%. On April 22, 2013, we upsized our $400.0 million revolving credit facility to $600.0 million and extended the maturity date to April 21, 2017, subject to a one-year extension at our option. Under the amended credit facility, the spread over LIBOR is 90 basis points based on our credit rating as of May 1, 2013.

6)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

7)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable.

8)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on March 31, 2013. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

9)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2013
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2013	$9,387	$154,156		$163,543		7.5%	7.5%	5.5%
2014	11,265	307,864		319,129		14.6%	22.1%	6.7%
2015	7,918	198,391	(1)	206,309		9.4%	31.5%	7.3%	(4)
2016	3,131	194,013		197,144		9.0%	40.5%	4.5%
2017	3,023	375,000		378,023		17.3%	57.8%	5.7%
2018	3,191	275,000		278,191		12.7%	70.5%	3.3%
2019	3,023	20,160		23,183		1.1%	71.6%	5.7%
2020	3,010	150,000		153,010		7.0%	78.6%	6.0%
2021	2,916	3,625		6,541		0.3%	78.9%	6.1%
2022	1,022	313,618		314,640		14.4%	93.3%	3.5%
Thereafter	22,243	124,211		146,454		6.7%	100.0%	7.6%
Total	$70,129	$2,116,038		$2,186,167	(2)	100.0%
Notes:

1)
Our $400.0 million unsecured revolving credit facility matures on July 6, 2015, subject to a one-year extension at our option. As of March 31, 2013, there was nothing drawn under this credit facility. On April 22, 2013, we upsized our revolving credit facility to $600.0 million and extended the maturity date to April 21, 2017, subject to a one-year extension at our option.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of March 31, 2013.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
March 31, 2013

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Active Redevelopment & Development projects
Westgate Mall	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	R	9%	$20	$9	2014/2015
Chelsea Commons	Chelsea, MA	Ground up development of a 56 unit apartment building with above grade parking	R	8%	$12	$8	2013
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	R	10%	$10	$8	2013
29th Place (Shoppers' World)	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$4	2013
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	R	12%	$4	$0	2014
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	R	9%	$2	$0	2014

Mixed Use Projects
Pike & Rose (Mid-Pike) - Phase I (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$37	2015/2016
Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to 95,000 square feet of office space and approximately 326,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$190 - $200	$49	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	R	7% - 8%	$70 - $75	$29	2014
Total Active Redevelopment & Development projects (4)				7% - 8%	$559 - $584	$144

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for the entire project.

Federal Realty Investment Trust
Future Development Opportunities
March 31, 2013

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Brick Plaza	Brick, NJ	Fresh Meadows	Queens, NY
	Congressional Plaza	Rockville, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Eastgate	Chapel Hill, NC	Pan Am	Fairfax, VA
	Escondido	Escondido, CA	Troy	Parsippany, NJ
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Barracks Road	Charlottesville, VA	Plaza El Segundo (Land)	El Segundo, CA
	Fresh Meadows	Queens, NY	Third Street Promenade	Santa Monica, CA
	Hollywood Blvd	Hollywood, CA	Tower Shops	Davie, FL
	Mercer Mall	Lawrenceville, NJ	Wildwood	Bethesda, MD
	Montrose Crossing	Rockville, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase 1 include 1.9 million square feet of commercial-use buildings, 1,650 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row
Current remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office. Final approval is pending for entitlements for an additional 105,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$217,022	$—	531,000	98%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	73,489		329,000	99%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,698		35,000	87%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,611		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,177		248,000	98%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	36,175		119,000	100%			DSW / Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,531		207,000	78%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,492	15,912	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	50,965		388,000	81%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,242	27,687	236,000	98%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,816	35,802	258,000	91%	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	104,875		59,000	98%			Toys R Us
Montrose Crossing	(4)	Washington, DC-MD-VA	2011	141,665	78,407	357,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	78,979		572,000	93%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,473		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,650		227,000	99%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	89,761	51,395	297,000	97%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,690		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	26,897		261,000	70%			L.A. Fitness / Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	50,386	4,534	186,000	95%	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,199	22,795	N/A	94%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,860		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	21,163		112,000	90%	26,000	L.A. Mart	Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,376		49,000	94%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	58,767	6,414	261,000	95%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,539	23,567	84,000	96%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,258,498		5,338,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,088		265,000	95%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,526		296,000	99%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	28,853		267,000	91%			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,067		160,000	97%	42,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,475		219,000	95%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,158	26,812	353,000	98%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,329		288,000	96%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,676		124,000	86%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,071		212,000	98%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,963	27,325	252,000	86%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		266,206		2,436,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,393		69,000	99%			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon		San Ramon, CA	2005/2007	84,943	19,360	242,000	93%	58,000	Lucky	Loehmann's Dress Shop / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,290	62,698	438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(4)	San Diego, CA	1996/2010	45,576		297,000	96%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		18,000	100%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,588		22,000	100%
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	40,069		140,000	91%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,672		78,000	92%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	36,743		96,000	89%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(4)(6)	Los Angeles-Long Beach, CA	2011	214,454	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	627,955		647,000	96%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,255		209,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	126,724		640,000	88%		Walmart	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,423		102,000	93%			Brooks Brothers / H&M
		Total California		1,501,141		3,379,000	95%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,619	27,844	414,000	90%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,612		48,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	77,689		406,000	99%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Hauppauge		Nassau-Suffolk, NY	1998	27,689	14,260	134,000	96%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,391		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	10,708		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	69,061	21,333	246,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	110,793	55,832	500,000	97%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	28,932		207,000	100%	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		437,494		2,308,000	97%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	262,986		337,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	38,654	7,408	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,370		242,000	95%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,474		223,000	94%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	17,411		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,645		170,000	99%	55,000	Super Stop & Shop	Kmart
		Total New England		523,908		1,391,000	98%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,602		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	28,574		395,000	95%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2013
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	96,677	55,008	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,327		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,055		80,000	99%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,191		70,000	98%
		Total Baltimore		230,426		1,142,000	98%
Chicago
Crossroads		Chicago, IL	1993	30,824		168,000	93%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,393		315,000	98%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,541		140,000	95%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	15,962		129,000	89%	77,000	Dominick's
		Total Chicago		91,720		752,000	95%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,235		130,000	89%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,623		179,000	85%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	76,397		368,000	100%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		172,255		677,000	94%
Other
Barracks Road		Charlottesville, VA	1985	55,980	37,827	487,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,486		266,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,743		153,000	95%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,034		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		35,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,790		183,000	90%			Hotel Valencia / Walgreens
Lancaster	(7)	Lancaster, PA	1980	13,397	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place (Shoppers' World)		Charlottesville, VA	2007	37,781	5,245	169,000	97%			DSW / Staples / Stein Mart
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	79,890		440,000	93%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		341,070		2,077,000	95%

Grand Total (9)				$4,822,718	$807,372	19,500,000	95%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(7)	Property subject to capital lease obligation.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(9)	Excludes amounts related to a $2.5 million non-core industrial building acquired in December 2012 as part of the acquisition of East Bay Bridge. This building was sold on April 22, 2013.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2013

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2013	75	100%	254,282	$35.78	$31.89	$989,501	12%	22%	8.6	$7,291,311	$28.67
4th Quarter 2012	96	100%	478,913	$32.17	$28.71	$1,657,748	12%	20%	7.7	$7,982,782	$16.67
3rd Quarter 2012	100	100%	504,082	$28.43	$25.63	$1,411,774	11%	25%	8.1	$8,591,532	$17.04
2nd Quarter 2012	106	100%	355,527	$36.08	$32.64	$1,222,494	11%	21%	6.9	$5,296,003	$14.90
Total - 12 months	377	100%	1,592,804	$32.43	$29.12	$5,281,517	11%	22%	7.8	$29,161,628	$18.31

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2013	29	39%	138,922	$29.47	$23.69	$803,391	24%	32%	12.5	$7,278,811	$52.39
4th Quarter 2012	43	45%	191,780	$36.20	$29.77	$1,232,998	22%	29%	9.2	$7,537,155	$39.30
3rd Quarter 2012	49	49%	271,280	$27.41	$21.91	$1,493,101	25%	36%	10.9	$8,428,716	$31.07
2nd Quarter 2012	43	41%	194,503	$33.08	$28.84	$825,333	15%	24%	8.7	$5,076,993	$26.10
Total - 12 months	164	44%	796,485	$31.27	$25.80	$4,354,823	21%	30%	10.1	$28,321,675	$35.56

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2013	46	61%	115,360	$43.39	$41.77	$186,110	4%	15%	5.4	$12,500	$0.11
4th Quarter 2012	53	55%	287,133	$29.48	$28.00	$424,750	5%	15%	6.5	$445,627	$1.55
3rd Quarter 2012	51	51%	232,802	$29.61	$29.96	$(81,327)	(1)%	15%	5.1	$162,816	$0.70
2nd Quarter 2012	63	59%	161,024	$39.69	$37.23	$397,161	7%	18%	5.1	$219,010	$1.36
Total - 12 months	213	56%	796,319	$33.60	$32.43	$926,694	4%	16%	5.6	$839,953	$1.05

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2013					80	266,451		$36.67	8.8	$7,358,311	$27.62
4th Quarter 2012					98	485,215		$32.07	7.7	$8,079,952	$16.65
3rd Quarter 2012					109	531,573		$28.89	8.3	$9,127,719	$17.17
2nd Quarter 2012					111	368,795		$36.47	7.0	$5,516,163	$14.96
Total - 12 months					398	1,652,034		$32.77	7.9	$30,082,145	$18.21

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8) The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns above include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include information on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Summary of Development and Redevelopment Opportunities schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2013

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	172,000	2%	$16.68	654,000	9%	$28.88	826,000	4%	$26.34
2014	1,218,000	11%	$15.24	844,000	11%	$34.83	2,063,000	11%	$23.25
2015	846,000	8%	$14.69	963,000	13%	$33.04	1,808,000	10%	$24.47
2016	878,000	8%	$16.86	1,111,000	15%	$33.63	1,989,000	11%	$26.22
2017	1,475,000	13%	$17.08	1,108,000	15%	$35.00	2,583,000	14%	$24.77
2018	1,389,000	13%	$14.11	752,000	10%	$37.61	2,141,000	12%	$22.36
2019	973,000	9%	$17.91	386,000	5%	$31.37	1,359,000	7%	$21.73
2020	501,000	5%	$18.08	359,000	5%	$33.90	860,000	5%	$24.68
2021	587,000	5%	$22.03	398,000	5%	$38.38	986,000	5%	$28.61
2022	786,000	7%	$16.89	413,000	5%	$39.68	1,199,000	7%	$24.74
Thereafter	2,075,000	19%	$18.00	529,000	7%	$39.68	2,603,000	14%	$22.41
Total (3)	10,900,000	100%	$16.83	7,517,000	100%	$34.78	18,417,000	100%	$24.16

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	61,000	1%	$18.92	449,000	6%	$30.24	510,000	3%	$28.89
2014	166,000	1%	$12.19	528,000	7%	$35.96	694,000	4%	$30.28
2015	93,000	1%	$37.55	562,000	8%	$33.53	654,000	4%	$34.15
2016	83,000	1%	$16.27	548,000	7%	$35.64	631,000	3%	$33.09
2017	201,000	2%	$24.09	630,000	8%	$36.82	831,000	4%	$33.74
2018	362,000	3%	$14.90	522,000	7%	$38.06	885,000	5%	$28.54
2019	424,000	4%	$18.02	349,000	5%	$35.02	773,000	4%	$25.69
2020	143,000	1%	$19.89	387,000	5%	$31.76	530,000	3%	$28.56
2021	185,000	2%	$12.29	574,000	8%	$33.96	759,000	4%	$28.68
2022	172,000	1%	$21.34	453,000	6%	$32.77	625,000	3%	$29.63
Thereafter	9,010,000	83%	$16.52	2,515,000	33%	$35.22	11,525,000	63%	$20.60
Total (3)	10,900,000	100%	$16.83	7,517,000	100%	$34.78	18,417,000	100%	$24.16

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2013.
(3)	Represents occupied square footage as of March 31, 2013.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2013

Overall Portfolio Statistics (1)	At March 31, 2013			At March 31, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,500,000	18,538,000	95.1%	19,219,000	18,020,000	93.8%

Residential Properties (4) (units)	1,058	1,010	95.5%	1,011	962	95.2%

Same Center Statistics (1)	At March 31, 2013			At March 31, 2012

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	17,218,000	16,378,000	95.1%	17,201,000	16,257,000	94.5%

Residential Properties (4) (units)	903	862	95.5%	903	862	95.5%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3) At March 31, 2013 leased percentage was 98.8% for anchor tenants and 90.1% for small shop tenants.
(4) Overall portfolio statistics at March 31, 2013 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row. Same center statistics exclude 155 residential units at Santana Row.

(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2013

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$14,202,000	3.19%	894,000	4.58%	14
2	Bed, Bath & Beyond, Inc.	$12,334,000	2.77%	728,000	3.73%	19
3	TJX Companies	$10,155,000	2.28%	682,000	3.50%	20
4	L.A. Fitness International LLC	$8,213,000	1.85%	417,000	2.14%	11
5	Gap, Inc.	$7,924,000	1.78%	252,000	1.29%	14
6	CVS Corporation	$6,777,000	1.52%	194,000	0.99%	17
7	Best Buy Stores, L.P.	$5,806,000	1.30%	212,000	1.09%	6
8	DSW, Inc	$5,432,000	1.22%	189,000	0.97%	8
9	Home Depot, Inc.	$5,288,000	1.19%	438,000	2.25%	5
10	Barnes & Noble, Inc.	$4,988,000	1.12%	214,000	1.10%	8
11	Michaels Stores, Inc.	$4,606,000	1.04%	266,000	1.36%	11
12	Dick's Sporting Good Inc.	$4,375,000	0.98%	206,000	1.06%	5
13	Staples, Inc.	$3,679,000	0.83%	187,000	0.96%	9
14	Ross Stores, Inc.	$3,591,000	0.81%	208,000	1.07%	7
15	OPNET Technologies, Inc.	$3,550,000	0.80%	83,000	0.43%	2
16	Whole Foods Market, Inc.	$3,501,000	0.79%	119,000	0.61%	3
17	Container Store, Inc.	$3,384,000	0.76%	74,000	0.38%	3
18	Dress Barn, Inc.	$3,383,000	0.76%	133,000	0.68%	19
19	PETsMART, Inc.	$3,230,000	0.73%	150,000	0.77%	6
20	Wells Fargo Bank, N.A.	$3,150,000	0.71%	51,000	0.26%	14
21	Kohl's Corporation	$3,119,000	0.70%	322,000	1.65%	3
22	Bank of America, N.A.	$3,108,000	0.70%	64,000	0.33%	20
23	Sports Authority Inc.	$3,080,000	0.69%	179,000	0.92%	4
24	A.C. Moore, Inc.	$3,044,000	0.68%	161,000	0.83%	7
25	Wakefern Food Corporation	$2,783,000	0.63%	136,000	0.70%	2
	Totals - Top 25 Tenants	$132,702,000	29.83%	6,559,000	33.65%	237

	Total: (1)	$444,940,000	(2)	19,500,000	(3)	2,486

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of March 31, 2013.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
March 31, 2013

	2013 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$153	$156
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate in real estate partnership	(5)	(5)
Depreciation and amortization of real estate & joint venture real estate assets	148	148
Amortization of initial direct costs of leases	11	11
Funds from operations	302	304
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$301	$303

Weighted average number of common shares, diluted	66.1	66.1

FFO per diluted share	$4.55	$4.59

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
March 31, 2013
	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,920	$4,571
Other property income	29	18
	4,949	4,589
Expenses
Rental	1,204	771
Real estate taxes	613	568
Depreciation and amortization	1,369	1,376
	3,186	2,715
Operating income	1,763	1,874
Interest expense	(842)	(845)
Net income	$921	$1,029

	March 31,	December 31,
	2013	2012
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$209,224	$209,056
Less accumulated depreciation and amortization	(35,868)	(34,547)
Net real estate	173,356	174,509
Cash and cash equivalents	3,745	2,735
Other assets	4,924	5,536
TOTAL ASSETS	$182,025	$182,780

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$57,098	$57,155
Other liabilities	3,914	4,771
Total liabilities	61,012	61,926
Partners' capital	121,013	120,854
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$182,025	$182,780

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
March 31, 2013
			Stated Interest Rate as of March 31, 2013

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,213
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$57,098

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2013	$176	$—	$176		0.3%	0.3%
2014	142	22,395	22,537		39.5%	39.8%
2015	—	—	—		—%	39.8%
2016	—	34,385	34,385		60.2%	100.0%
Total	$318	$56,780	$57,098		100.0%

Notes:
(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity
(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status & Debt Summary Report - 30% Owned Joint Venture
March 31, 2013
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,541	$20,785	101,000	89%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,692		279,000	86%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,632	12,213	96,000	63%			CVS
	Total Washington Metropolitan Area		122,865		476,000	82%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,659	13,600	106,000	99%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,659		106,000	99%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	19,443	10,500	123,000	73%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,659		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,598		130,000	93%	38,000	Whole Foods	Marshalls
	Total New England		65,700		369,000	88%
Grand Totals			$209,224	$57,098	951,000	86%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2013 and 2012 is as follows:

	Three Months Ended
	March 31,
	2013	2012
	(in thousands)
Net income	$35,842	$44,122
Depreciation and amortization	40,624	36,571
Interest expense	27,405	28,793
Other interest income	(30)	(207)
EBITDA	103,841	109,279
Gain on sale of real estate in real estate partnership	—	(11,860)
Adjusted EBITDA	$103,841	$97,419

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.